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SEC TAX OPINION

29 MAY 2002

                                                LAWYERS

                                                Levels 23-35
                                                No.1 O'Connell Street
                                                Sydney  NSW  2000
                                                Australia

                                                PO Box H3
                                                Australia Square
Macquarie Securitisation Limited                Sydney  NSW  1215
Level 22                                        DX 370 Sydney
20 Bond Street
SYDNEY  NSW  2000                               Tel   + 61 2 9353 4000
                                                Fax   + 61 2 9251 7832
                                                www.claytonutz.com.au

                                                SYDNEY O  MELBOURNE
                                                BRISBANE O  PERTH
                                                CANBERRA O  DARWIN

                                                OUR REFERENCE
                                                161/21719553

                                                PARTNER
                                                Stephen Gates

Dear Sirs

PUMA: GLOBAL MORTGAGE BACKED SECURITIES

We have acted for Macquarie Securitisation Limited ("MSL") in connection with the PUMA Global Trust No. 2 to be constituted under the Consolidated PUMA Trust Deed dated 13 July 1990 (as amended) between the person specified therein as the Founder and Perpetual Trustees Australia Limited ("PERPETUAL" or the "TRUSTEE") (the "TRUST DEED") and the Sub-Fund Notice (the "SUB-FUND NOTICE") to be issued by MSL to Perpetual on or prior to the issuance of the Class A notes (a form of which is attached as an exhibit to the Registration Statement referred to below).

Definitions in the Prospectus (as defined below) apply in this opinion. Relevant Jurisdiction means the Commonwealth of Australia or New South Wales. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.  DOCUMENTS

We have examined the following documents:

(a) the Trust Deed;

(b) the draft Sub-Fund Notice;

(c) the draft Note Trust Deed (attached as an exhibit to the Registration Statement referred to below) between Perpetual as trustee of the PUMA Global Trust No.2, MSL and The Bank of New York, New York Branch;

(d) the draft Security Trust Deed (attached as an exhibit to the Registration Statement referred to below) between MSL, the Trustee, The Bank of New York, New York Branch and Perpetual Trustee Company Limited;

(e) the draft Redraw Facility Agreement (attached as an exhibit to the Registration Statement referred to below) between Macquarie Bank Limited, the Trustee and MSL;

(f) the following ISDA Master Agreements:

    (A) an agreement dated 28 February 1995 between Perpetual (as trustee of the PUMA Program under the Trust Deed) and Deutsche Bank AG, Sydney Branch;

    (B) an agreement dated 13 June 1996 between Perpetual (as trustee of the PUMA Program under the Trust Deed) and Morgan Guaranty Trust Company of New York;


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Macquarie Securitisation Limited                                  29 May 2002
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         (C)  an agreement dated 22 July 1996 between Perpetual (as trustee of the PUMA Program under the Trust Deed) and UBS Australia Limited; and

         (D) an agreement dated 13 October 2000 between Perpetual (as trustee of the PUMA Program under the Trust Deed), MSL and Commonwealth Bank of Australia;

(g) the Currency Swap Agreement dated 25 September 2001 between MSL, the Trustee Deutsche Bank AG, New York Branch and a draft Confirmation related thereto (attached as an exhibit to the Registration Statement referred to below);

(h) the draft Underwriting Agreement (attached as an exhibit to the Registration Statement referred to below) between Macquarie Bank Limited, the Trustee, MSL and the lead underwriter, as representative for the several underwriters listed in Schedule 1 thereto;

(i) the draft Agency Agreement (attached as an exhibit to the Registration Statement referred to below) between, among others, MSL and the Trustee; and

(j) a copy of the Prospectus which forms part of the Registration Statement on Form S-11 filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the "PROSPECTUS").

2.  ASSUMPTION

For the purposes of giving this opinion we have assumed that where a document has been submitted to us in draft form it will be executed substantially in the form of that draft.

3.  QUALIFICATIONS

Our opinion is subject to the following qualifications.

(a) We express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion and, in particular we express no opinion as to the laws of England or the United States.

(b) Our opinion is subject to the explanations and qualifications set forth under the caption "Australian Tax Consequences" in the Prospectus.

4.  OPINION

Based on the foregoing and subject to the assumption and qualifications set out above we are of the opinion that while the section entitled "Australian Tax Consequences" in the Prospectus does not purport to discuss all possible Australian tax ramifications of the purchase, ownership, and disposition of the Class A Notes, we hereby adopt and confirm as our opinion the opinions set forth in the Prospectus under the heading "Australian Tax Consequences" which constitute, in our opinion, the material Australian income tax consequences of the purchase, ownership and disposition of the Class A notes. There can be no assurance, however, that the tax conclusions presented in that section will not be successfully challenged by the Australian Taxation Office, or significantly altered by new legislation, changes in Australian Taxation Office positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

We consent to the filing of this letter as an exhibit to the Registration Statement on Form S-11 filed with the Prospectus and to the references to this firm under the heading "Australian Tax Consequences", "Enforcement of Foreign Judgments in Australia" and "Legal Consequences" in the Prospectus, without admitting that we are "experts" within the meaning of the United States Securities Act of 1933, as amended, of the rules and regulations of the Commission issued under that Act with respect to any part of the Registration Statement, including this exhibit.

                                                                              2.

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Macquarie Securitisation Limited                                  29 May 2002
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Yours faithfully
CLAYTON UTZ




/s/ Stephen Gates

STEPHEN GATES
PARTNER
9353 4161
sgates@claytonutz.com

















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